EXHIBIT 99.1

Contact:
Wayne D. Mackie	Dennis Walsh
Executive Vice President, CFO	Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
SECOND QUARTER 2014 FINANCIAL RESULTS

Strong Contributions Across Portfolio Drive Revenue and Profitability Growth

BOSTON, July 24, 2014 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal second quarter ended June 28, 2014.

Revenue for the second quarter of fiscal 2014 increased to $78.2 million, compared with $65.2 million for the fiscal second quarter ended June 29, 2013. Non-GAAP revenue for the second quarter of fiscal 2014 increased to $76.9 million, compared with $64.1 million for the second quarter of fiscal 2013.

Net income for the second quarter of fiscal 2014 was $3.2 million, or $0.32 per diluted share, compared with $1.4 million, or $0.14 per diluted share, for the second quarter of fiscal 2013. Non-GAAP net income for the second quarter of fiscal 2014 was $3.2 million, or $0.32 per diluted share, compared with $1.5 million, or $0.15 per diluted share, for the second quarter of fiscal 2013. GAAP and non-GAAP net income and earnings per share for the second quarter of fiscal 2014 reflect a non-cash tax expense of $750,000, or $0.07 and $0.08 per diluted share, respectively, relating to the correction of an error in the valuation of deferred tax assets in CRA’s historical financial statements, which is unrelated to current operations.

Adjusted EBITDA for the second quarter of fiscal 2014 was $12.9 million, or 16.5% of revenue, compared with $8.9 million, or 13.6% of revenue, for the second quarter of fiscal 2013. On a non-GAAP basis, the Adjusted EBITDA for the second quarter of fiscal 2014 was $12.9 million, or 16.8% of revenue, compared with $9.0 million, or 14.0% of revenue, for the second quarter of fiscal 2013.

A complete reconciliation between revenue, net income and net income per diluted share, and the calculation of Adjusted EBITDA, on a GAAP and non-GAAP basis, for the second quarters of fiscal 2014 and fiscal 2013, and the year to date periods ended as of the end of these quarters, are provided in the financial tables at the end of this release.

Management Comments

“Our second quarter fiscal 2014 results reflect strong contributions from across our portfolio,” said Paul Maleh, CRA’s President and Chief Executive Officer. “On a non-GAAP basis, our portfolio delivered 20.0% revenue growth compared with a weak second quarter last year, and 2.4% revenue growth compared with a strong sequential first quarter.”

“During the second quarter, the performances of our Litigation & Regulatory and Management Consulting businesses were led by solid contributions in many practices. For example, the Antitrust & Competition Economics practice and Marakon worked on several large engagements and delivered strong results, both sequentially and year-over-year. Companywide utilization for the quarter was 78%, consistent with the sequential first quarter and up significantly from the 67% in the same period last year.”

“Non-GAAP SG&A expenses for the second quarter of fiscal 2014, after adjusting for commissions to non-employee experts of $2.7 million, decreased to 18.0% of revenue, compared with 19.6% of revenue in the second quarter last year,” Maleh said. “The decrease in non-GAAP SG&A as a percentage of revenue was primarily due to our ability to continue leveraging our cost structure during revenue growth.”

“As of June 28, 2014, cash and cash equivalents were $27.6 million, down from $32.5 million at the end of the first quarter of fiscal 2014,” said Maleh. “The repurchase of 157,000 shares of our common stock, the payment of 2013 bonuses, and an increase of eight days in our DSO were the principal factors driving the reduction in the cash balance.”

Outlook

“Our portfolio quality is high, project lead flow is strong, and project conversion rates continue to improve. CRA’s financial position is healthy, and we expect to actively pursue new hires and select acquisitions that support our core offerings. Through a balanced approach of organic investments and strategic acquisitions, and assuming a stable economy, our long-term goal is to profitably deliver top-line growth in the mid-to-high single digits on an annualized basis,” concluded Maleh.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its second-quarter 2014 financial results. To listen to the live call, please visit the “Investor Relations” section of the Company’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain non-cash expenses and the results of the Company’s NeuCo subsidiary, and excluding commissions to non-employee experts from SG&A, is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the second quarters of fiscal 2013 and 2014, and the year to date periods ended as of the end of these quarters, the Company has excluded NeuCo’s results. Also, in calculating “Adjusted EBITDA,” the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

SAFE HARBOR STATEMENT

Statements in this press release concerning the future business, operating results and financial condition of the Company, including statements regarding the quality of its portfolio, its project lead flow, its conversion rates and its financial position, and statements using the terms “expect,” “balanced approach,” “long-term goal,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, the Company’s ability to collect on forgivable loans should any become due, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JUNE 28, 2014 COMPARED TO THE QUARTER ENDED JUNE 29, 2013

(In thousands, except per share data)

	Quarter Ended June 28, 2014					Quarter Ended June 29, 2013
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(NeuCo) (1)	Results	Revenues

Revenues	$78,184	100.0%	$1,309	$76,875	100.0%	$65,203	100.0%	$1,121	$64,082	100.0%
Costs of services	52,669	67.4%	400	52,269	68.0%	45,042	69.1%	303	44,739	69.8%
Gross profit	25,515	32.6%	909	24,606	32.0%	20,161	30.9%	818	19,343	30.2%

Selling, general and administrative expenses	17,463	22.3%	925	16,538	21.5%	15,380	23.6%	875	14,505	22.6%
Depreciation and amortization	1,559	2.0%	—	1,559	2.0%	1,611	2.5%	1	1,610	2.5%
Income (loss) from operations	6,493	8.3%	(16)	6,509	8.5%	3,170	4.9%	(58)	3,228	5.0%

Interest and other income (expense), net	(159)	-0.2%	11	(170)	-0.2%	198	0.3%	(14)	212	0.3%
Income (loss) before (provision) benefit for income taxes	6,334	8.1%	(5)	6,339	8.2%	3,368	5.2%	(72)	3,440	5.4%
Provision for income taxes	(3,167)	-4.1%	(41)	(3,126)	-4.1%	(2,017)	-3.1%	(60)	(1,957)	-3.1%
Net income (loss)	3,167	4.1%	(46)	3,213	4.2%	1,351	2.1%	(132)	1,483	2.3%
Net (income) loss attributable to noncontrolling interest, net of tax	21	0.0%	21	—	0.0%	58	0.1%	58	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,188	4.1%	$(25)	$3,213	4.2%	$1,409	2.2%	$(74)	$1,483	2.3%

Net income per share attributable to CRA International, Inc.:
Basic	$0.32			$0.32		$0.14			$0.15
Diluted	$0.32			$0.32		$0.14			$0.15

Weighted average number of shares outstanding:
Basic	9,919			9,919		10,100			10,100
Diluted	10,026			10,026		10,188			10,188

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR TO DATE PERIOD ENDED JUNE 28, 2014 COMPARED TO THE YEAR TO DATE PERIOD ENDED JUNE 29, 2013

(In thousands, except per share data)

	Year To Date Period Ended June 28, 2014					Year To Date Period Ended June 29, 2013
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(NeuCo) (1)	Results	Revenues

Revenues	$154,429	100.0%	$2,473	$151,956	100.0%	$128,333	100.0%	$2,222	$126,111	100.0%
Costs of services	104,535	67.7%	764	103,771	68.3%	87,057	67.8%	669	86,388	68.5%
Gross profit	49,894	32.3%	1,709	48,185	31.7%	41,276	32.2%	1,553	39,723	31.5%

Selling, general and administrative expenses	34,623	22.4%	1,887	32,736	21.5%	31,180	24.3%	1,774	29,406	23.3%
Depreciation and amortization	3,149	2.0%	—	3,149	2.1%	3,152	2.5%	2	3,150	2.5%
Income (loss) from operations	12,122	7.8%	(178)	12,300	8.1%	6,944	5.4%	(223)	7,167	5.7%

Interest and other income (expense), net	(404)	-0.3%	(6)	(398)	-0.3%	(199)	-0.2%	(34)	(165)	-0.1%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	11,718	7.6%	(184)	11,902	7.8%	6,745	5.3%	(257)	7,002	5.6%
Provision for income taxes	(5,243)	-3.4%	(94)	(5,149)	-3.4%	(2,559)	-2.0%	(130)	(2,429)	-1.9%
Net income (loss)	6,475	4.2%	(278)	6,753	4.4%	4,186	3.3%	(387)	4,573	3.6%
Net loss attributable to noncontrolling interest, net of tax	123	0.1%	123	—	0.0%	192	0.1%	192	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$6,598	4.3%	$(155)	$6,753	4.4%	$4,378	3.4%	$(195)	$4,573	3.6%

Net income per share attributable to CRA International, Inc.:
Basic	$0.66			$0.68		$0.43			$0.45
Diluted	$0.66			$0.67		$0.43			$0.45

Weighted average number of shares outstanding:
Basic	9,974			9,974		10,085			10,085
Diluted	10,067			10,067		10,174			10,174

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE QUARTER AND YEAR TO DATE PERIOD ENDED JUNE 28, 2014 COMPARED TO THE QUARTER AND YEAR TO DATE PERIOD ENDED JUNE 29, 2013

(In thousands)

	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	June 28, 2014	Revenues	NeuCo (1)	June 28, 2014	Revenues	June 29, 2013	Revenues	NeuCo (1)	June 29, 2013	Revenues

Income (loss) from operations	$6,493	8.3%	$(16)	$6,509	8.5%	$3,170	4.9%	$(58)	$3,228	5.0%
Depreciation and amortization	1,559	2.0%	—	1,559	2.0%	1,611	2.5%	1	1,610	2.5%
EBITDA	8,052	10.3%	(16)	8,068	10.5%	4,781	7.3%	(57)	4,838	7.5%
Share-based compensation expenses	1,289	1.6%	—	1,289	1.7%	841	1.3%	—	841	1.3%
Amortization of forgivable loans	3,543	4.5%	—	3,543	4.6%	3,274	5.0%	—	3,274	5.1%
Adjusted EBITDA	$12,884	16.5%	$(16)	$12,900	16.8%	$8,896	13.6%	$(57)	$8,953	14.0%

	GAAP			Non-GAAP		GAAP			Non-GAAP
	Year to Date	GAAP	Adjustments to	Year to Date	Non-GAAP	Year to Date	GAAP	Adjustments to	Year to Date	Non-GAAP
	Period Ended	% of	GAAP Results	Period Ended	% of	Period Ended	% of	GAAP Results	Period Ended	% of
	June 28, 2014	Revenues	NeuCo (1)	June 28, 2014	Revenues	June 29, 2013	Revenues	NeuCo (1)	June 29, 2013	Revenues

Income (loss) from operations	$12,122	7.8%	$(178)	$12,300	8.1%	$6,944	5.4%	$(223)	$7,167	5.7%
Depreciation and amortization	3,149	2.0%	—	3,149	2.1%	3,152	2.5%	2	3,150	2.5%
EBITDA	15,271	9.9%	(178)	15,449	10.2%	10,096	7.9%	(221)	10,317	8.2%
Share-based compensation expenses	2,616	1.7%	—	2,616	1.7%	1,321	1.0%	—	1,321	1.0%
Amortization of forgivable loans	6,922	4.5%	—	6,922	4.6%	6,045	4.7%	—	6,045	4.8%
Adjusted EBITDA	$24,809	16.1%	$(178)	$24,987	16.4%	$17,462	13.6%	$(221)	$17,683	14.0%

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

 CRA INTERNATIONAL, INC.

 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	June 28,	December 28,
	2014	2013

Assets
Cash and cash equivalents	$27,614	$51,251
Accounts receivable and unbilled, net	93,598	82,131
Other current assets	33,354	29,581
Total current assets	154,566	162,963

Property and equipment, net	14,838	15,655
Goodwill and intangible assets, net	89,210	86,110
Other assets	48,386	55,576
Total assets	$307,000	$320,304

Liabilities and shareholders’ equity
Current liabilities	$70,054	$87,960
Long-term liabilities	7,818	7,707
Total liabilities	77,872	95,667

Total shareholders’ equity	229,128	224,637
Total liabilities and shareholders’ equity	$307,000	$320,304

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year to Date Period Ended	Fiscal Year to Date Period Ended
	June 28,	June 29,
	2014	2013
Operating activities:
Net income	$6,475	$4,186
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	3,768	3,569
Accounts receivable and unbilled services	(8,621)	9,314
Working capital items, net	(16,792)	(42,795)
Net cash used in operating activities	(15,170)	(25,726)

Investing activities:
Consideration relating to acquisitions, net	(1,537)	(15,591)
Purchase of property and equipment	(1,358)	(1,971)
Collections on notes receivable	14	14

Net cash used in investing activities	(2,881)	(17,548)

Financing activities:
Issuance of common stock, principally stock option exercises	—	207
Payments on notes payable	(26)	—
Borrowings under line of credit	—	17,320
Repayments under line of credit	—	(12,177)
Tax withholding payments reimbursed by restricted shares	(143)	(214)
Excess tax benefits from share-based compensation	—	5
Repurchase of common stock	(5,355)	—
Debt issuance costs	—	(1,014)

Net cash provided by (used in) financing activities	(5,524)	4,127

Effect of foreign exchange rates on cash and cash equivalents	(62)	29

Net decrease in cash and cash equivalents	(23,637)	(39,118)
Cash and cash equivalents at beginning of period	51,251	55,451

Cash and cash equivalents at end of period	$27,614	$16,333

Supplemental cash flow information:

Cash paid for income taxes	$8,600	$1,287
Cash paid for interest	$189	$137
Common stock issued for acquired business	$427	$—